Exhibit 99.1

FOOTNOTES

1.
This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GSCP VI Advisors, L.L.C. (“GSCP Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.P. (“GS Mezzanine Onshore”), GS Mezzanine Partners V Institutional Fund, L.P. (“GS Mezzanine Institutional”), GS Mezzanine Partners V Offshore Fund, L.P. (“GS Mezzanine Offshore”), GSMP V Onshore US, Ltd. (“GSMP Onshore”), GSMP V Institutional US, Ltd. (“GSMP Institutional”), and GSMP V Offshore US, Ltd. (“GSMP Offshore” and, together with the foregoing entities, the “Reporting Persons”).  GS Capital, GS Offshore, GS Parallel, GS Germany, GSMP Onshore, GSMP Institutional, and GSMP Offshore are referred to herein as the “GS Investors.”  Goldman Sachs is a wholly-owned subsidiary of GS Group.  Goldman Sachs also serves as the manager and the investment manager of certain of the Reporting Persons other than GS Group.  Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

2.
In accordance with the Amended and Restated Certificate of Designations, Preferences and Rights of the Series D Participating Convertible Preferred Stock (the “Series D Preferred Stock”), the Series D Preferred Stock is convertible into shares of common stock (“Common Stock”) of MoneyGram International, Inc. (the “Company”) by a holder (other than the Reporting Persons and their affiliates) who receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (iv) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates, as applicable (each of (i) – (iv), a “Widely Dispersed Offering”).  The number of shares of Common Stock to be issued upon conversion shall be determined by multiplying each share of Series D Preferred Stock by 125.  The Series D Preferred Stock is non-voting while held by the GS Investors or their affiliates, and while held by any holder who receives such shares by means other than a Widely Dispersed Offering.  The Reporting Persons may be deemed to be a member of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, with (i) Thomas H. Lee Partners, L.P. (“THL”) and (ii) Silver Point Capital, L.P. and Silver Point Capital Offshore Fund, Ltd. (collectively, “Silver Point”) and may be deemed to beneficially own the Common Stock deemed to be beneficially owned or able to be acquired within 60 days by THL or Silver Point.

3.
Pursuant to an underwriting agreement, dated November 17, 2011 (the “Underwriting Agreement”), by and among Morgan Stanley & Co. LLC, Goldman Sachs, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (together with several underwriters named in Schedule II thereto, the “Underwriters”), the Underwriters were granted an option to sell 5,550 shares of Series D Preferred Stock (which shares would convert into an additional 693,750 shares of Common Stock (if all such shares were sold) in connection with any such sale) if such option is exercised by the Underwriters (the “Over-Allotment Option”).

Pursuant to the final prospectus filed by the Company on November 18, 2011, the public offering price in the public offering of Common Stock by the Company was $16.25 per share of Common Stock and the underwriting discount was $0.71094 per share of Common Stock.  On December 16, 2011, the Underwriters elected to exercise their Over-Allotment Option, and on December 22, 2011, the Underwriters closed on the sale of securities with respect to their Over-Allotment Option, pursuant to which the Reporting Persons sold an aggregate of 3,950.0960 shares of Series D Preferred Stock (which shares converted into 493,762 shares of Common Stock and received a price per share of Common Stock of $15.53906 (which is net of underwriting discounts and commissions) for an aggregate amount of $7,672,597.34).

4.
As of December 22, 2011, GS Group may be deemed to beneficially own an aggregate of 13,683,058 shares of Common Stock, consisting of (i) 109,239.4718 shares of Series D Preferred Stock acquired in connection with the May 18, 2011 recapitalization of the Company, which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 13,654,930 shares of Common Stock and (ii) 28,128 shares of Common Stock held directly by Goldman Sachs.

As of December 22, 2011, Goldman Sachs may be deemed to beneficially own an aggregate of 13,307,235 shares of Common Stock, consisting of (i) 106,232.8824 shares of Series D Preferred Stock acquired in connection with the May 18, 2011 recapitalization of the Company, which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 13,279,107 shares of Common Stock and (ii) 28,128 shares of Common Stock held directly by Goldman Sachs.  Goldman Sachs also has open short positions of 3,391 shares of Common Stock.

As of December 22, 2011, GS Capital and its sole general partner GSCP Advisors may each be deemed to beneficially own an aggregate of 4,958,851 shares of Common Stock, consisting of 39,670.8119 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 4,958,851 shares of Common Stock.

As of December 22, 2011, GS Offshore and its sole general partner GSCP Offshore Advisors may each be deemed to beneficially own an aggregate of 4,124,599 shares of Common Stock, consisting of 32,996.7922 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 4,124,599 shares of Common Stock.

As of December 22, 2011, GS Parallel and its sole general partner GS Advisors may each be deemed to beneficially own an aggregate of 1,363,599 shares of Common Stock, consisting of 10,908.7956 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 1,363,599 shares of Common Stock.

As of December 22, 2011, GS Germany and its sole general partner GS GmbH may each be deemed to beneficially own an aggregate of 176,237 shares of Common Stock, consisting of 1,409.8982 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 176,237 shares of Common Stock.

As of December 22, 2011, GS Mezzanine Onshore, its sole general partner GS Mezzanine Onshore GP, and GSMP Onshore, of which GS Mezzanine Onshore is the sole shareholder, may each be deemed to beneficially own an aggregate of 1,024,970 shares of Common Stock, consisting of 8,199.7649 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 1,024,970 shares of Common Stock.

As of December 22, 2011, GS Mezzanine Institutional, its sole general partner GS Mezzanine Institutional GP and GSMP Institutional, of which GS Mezzanine Institutional is the sole shareholder, may each be deemed to beneficially own an aggregate of 99,366 shares of Common Stock, consisting of 794.9357 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 99,366 shares of Common Stock.

As of December 22, 2011, GS Mezzanine Offshore, its sole general partner GS Mezzanine Offshore GP and GSMP Offshore may each be deemed to beneficially own an aggregate of 1,531,485 shares of Common Stock, consisting of 12,251.8839 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 1,531,485 shares of Common Stock.

The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein.